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                                                                    EXHIBIT 23.2

                              Hovde Financial LLC
                    Investment Bankers & Financial Advisors



                               November 29, 1999



Board of Directors
Minden Bancshares, Inc.
401 Main Street
Minden, LA  71055

Board of Directors
Regions Financial Corporation
417 North 20th Street
Birmingham, AL  35203



Members of the Boards:

     We hereby consent to the use of our name and to the description of our opinion letter, dated November 18, 1999 ("Fairness Opinion") under the caption "Opinion of Hovde Financial LLC" in, and to the inclusion of such Fairness Opinion as Appendix B to, the Proxy Statement of Minden Bancshares, Inc. and Prospectus of Regions Financial Corporation, which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Regions Financial Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          HOVDE FINANCIAL LLC



                                          By: /s/ Richard J. Perry, Jr.
                                              ---------------------------------
                                              Richard J. Perry, Jr.
                                              Chief Operating Officer
                                              & General Counsel